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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY
                               -----------------


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mr. Jerry Mo of Peak International Limited (the "Company") his true and lawful attorney-in-fact and agent with full power of substitution for him and his name, place and stead, in any and all capacities, to take the following actions:

         1. To execute in the name of such person, and to file with the United States Securities and Exchange Commission, a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of up to 860,000 shares (the "Shares") of common stock, par value US$0.01 per share, of the Company, to be issued by the Company pursuant to the 1998 Share Option Plan and the 1998 Employee Stock Purchase Plan (the "Plans") and to execute and file any and all amendments or post-effective amendments to the Registration Statement, together with such exhibits and other documents as such person executing the same may approve.


         2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Shares pursuant to the Registration Statement under the securities or Blue Sky laws of any of the states or other relevant laws of other jurisdictions outside the United States and to cause the same to be filed with the securities or Blue Sky commissions of such states or other jurisdictions or the relevant authorities in the appropriate jurisdictions outside the United States.


         3. To sign such other documents, including, such other appropriate documents relating to the shares and the Plans, to take such other actions, and to do such other things as said agent and attorney-in-fact may deem necessary or appropriate from time to time in connection with the foregoing and in connection with the issuance and sale from time to time by the Company of the Shares pursuant to the Plans.
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         IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney on July 28, 1998:


   /s/ T.L. Li
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Name:        T.L. Li
Title:       Chairman and Chief Executive Officer


   /s/ Robin Nicholson
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Name:        Robin Nicholson
Title:       Director


   /s/ Francis Leung
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Name:        Francis Leung
Title:       Director


   /s/ Hon Ying Ng
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Name:        Hon Ying Ng
Title:       Director


   /s/ Kong Chi Wong
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Name:        Kong Chi Wong
Title:       Director


   /s/ Richard M. Brook
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Name:        Richard M. Brook
Title:       President and Chief Operating Officer, Director


   /s/ Jerry Mo
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Name:        Jerry Mo
Title:       Chief Financial Officer and Controller, Director

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